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                                                                    EXHIBIT 99.1

[INDUS INTERNATIONAL LOGO]                                           [SCT LOGO]


FOR IMMEDIATE RELEASE

                        INDUS ANNOUNCES PLAN TO ACQUIRE
                LEADING PROVIDER OF CUSTOMER MANAGEMENT SYSTEMS

         Acquisition to Give Indus the Largest Functional Footprint of
                        Software Designed for Utilities

ATLANTA AND MALVERN, PA, FEBRUARY 13, 2003 - Indus International, Inc. (NASDAQ:
IINT), a leading provider of enterprise asset management (EAM) solutions, today announced it has entered into a definitive agreement to acquire the Global Energy and Utility Solutions (GEUS) business unit of Systems & Computer Technology Corporation (NASDAQ: SCTC). GEUS is a leading provider of advanced customer information system (CIS) solutions for energy and utility companies principally in North America. In conjunction with this transaction, Indus has successfully obtained committed financing for the acquisition from a private placement of common stock and convertible debt securities. Indus expects to consummate the acquisition in the first quarter of 2003.

Indus CEO Tom Madison emphasized, "The combination of CIS with EAM will provide a completely new breakthrough profit opportunity for our customers by integrating customer information with powerful asset management solutions. This integration will enable, for the first time, real-time responsiveness to action requests from the meter to the plant, enabling customers to vastly improve their responsiveness, accuracy, and customer satisfaction, thereby delivering to them an increased competitive edge. Standalone EAM systems that are not directly linked to the customer fall short and simply no longer meet this growing demand."

Mike Chamberlain, SCT's president and CEO, added, "The sale of our energy and utilities business allows us to focus on serving one market and reinforces our commitment to the higher education industry. We believe that Indus will strengthen the solutions we have provided and offer new and exciting opportunities for both our GEUS customers and employees."

Indus believes that the acquisition will enable it to deliver the largest functional footprint available in software designed specifically for the needs of utilities -- one of several key industries in which Indus is making strategic investments to enhance its solutions and market presence. In addition to its strategic significance, the acquisition will be immediately accretive to the Indus business. The acquisition of GEUS will also further strengthen Indus International's comprehensive foundation for


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                          Indus Announces Plans to Acquire CIS Provider, page 2


ActionPoint Asset Management(TM), a new breakthrough business process improvement program which Indus announced on February 4, 2003. The ActionPoint Asset Management capabilities of Indus solutions empower end users by delivering all the information needed to make the best decisions at the precise "action point" in which they need the information.

"We are extremely pleased to be combining our Energy and Utilities business with a world leader like Indus International," said John Gregg, president of SCT Global Energy & Utilities Solutions. "Our offerings in this field are highly complementary, and I believe the resulting synergies will help our customers achieve their goals of operational excellence at a lower cost of ownership."

The key components of the combined solution will include the SCT Banner(R) Advantage CIS system integrated with the Indus PassPort and InSiteEE solutions. The combined solution will provide numerous customer benefits. For instance, an integrated CIS/EAM offering will enhance delivery of key business intelligence to personnel in the field, enabling more timely resolution of customer issues, optimizing worker productivity and increasing customer satisfaction. Furthermore, providing a single point of contact for such an extensive solution will simplify customers' software purchase and support needs.

Indus Executive Vice President for Worldwide Operations Greg Dukat added, "Indus anticipates that many synergies will be generated by this merger. We believe the combining of our sales teams will help us deliver the Banner Advantage CIS suite of solutions into larger organizations and further utilize the Banner Advantage presence in the broader market of small and medium-sized utilities to offer our solutions there."

FINANCING PLANS FOR THE ACQUISITION

The purchase price for the acquisition of GEUS is approximately $39 million, subject to a routine working capital adjustment as provided in the definitive agreement. Indus intends to finance a portion of the acquisition through private placements of its common stock and debt securities. Specifically, Indus has received commitments from investors to purchase approximately 6.8 million shares of its common stock at an aggregate purchase price of $10.2 million and approximately $14.5 million of its 8 percent convertible notes due nine months after issuance. The notes will become convertible into shares of Indus common stock upon receipt of the approval of Indus' stockholders, and, once approved, will automatically be converted at the same price per share as


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                          Indus Announces Plans to Acquire CIS Provider, page 3


the common stock, subject to adjustments. C.E. Unterberg, Towbin acted as placement agent for the company.

The proceeds from these commitments will be placed into an escrow account, which will not be released, and the shares and the notes will not be issued, until the successful closing of the acquisition. In the event that Indus is unable to close the acquisition by March 14, 2003, then the proceeds from these commitments will be returned to investors, together with interest, unless such date is extended. The financing is also subject to other customary closing conditions, and the acquisition is subject to the receipt by Indus of necessary financing and customary closing conditions.

Indus intends to finance the remaining balance of the purchase price with approximately $4 million in cash from currently available funds and a $10 million promissory note to be issued to SCT that will be secured by certain real property being acquired in the acquisition. The note to SCT will bear interest at 6 percent per year and mature six months from the date of the closing. Indus intends to repay the note to SCT prior to maturity with the proceeds of a third-party mortgage on the GEUS real property.

Indus Chief Financial Officer Jeff Babka commented, "The GEUS business will add more than $60 million in license, services and maintenance revenue to Indus annually, with a positive effect on both earnings and cash flow beginning in the current year." Babka continued, "In addition, being able to attract a new group of experienced investors and the additional financial backing of some of our current investors, including our largest shareholder Warburg Pincus, is a strong vote of confidence in the Company's future from a growth and profitability perspective."

The headquarters of the combined firm will remain in Atlanta, Georgia. Major offices will continue in San Francisco, California, and Columbia, South Carolina.

Neither the shares of Indus common stock nor the convertible notes, nor the shares of common stock issuable upon the conversion of the convertible notes, have been registered under the Securities Act of 1933, as amended, or any state securities laws. Unless so registered, the common stock, the convertible notes and the common stock issuable upon the conversion of the convertible notes may not be offered or sold in the United States absent an exemption from, or in a


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                          Indus Announces Plans to Acquire CIS Provider, page 4


transaction not subject to, the registration requirement of the Securities Act and any applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there by any sale of the common stock, the convertible notes, or the common stock issuable upon conversion of the convertible notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

TELECONFERENCE SCHEDULED

A teleconference and simultaneous Webcast has been scheduled for today, February 13, 2003, at 4:30 p.m. to provide further details regarding the planned acquisition. To access details for this call, go to the following URL: http://www.indus.com/news/pr_detail.cfm? pr_id=207&year=2003

ABOUT SCT UTILITY SYSTEMS, INC.

SCT Utility Systems, Inc. provides advanced software and services solutions for utilities and energy service companies. SCT Utility Systems strategically partners with energy and utility companies to enhance customer care and billing activities by reducing total cost of ownership, improving customer satisfaction, and increasing operational efficiency. The products and services of SCT Utility Systems support more than 92 million utilities accounts worldwide, and generate over 38 million utility services bills each month. For more information, visit http://www.sct.com/Utilities/index.html.

ABOUT SCT

SCT is the global e-education solutions leader with over 34 years of higher education experience and the only company to offer higher education a choice in both technology and products that best serve the unique needs of institutions of any size and complexity. The company provides enterprise-wide e-Education Infrastructure solutions that include applications, technology, and services that support higher education's administration of teaching and learning. SCT works collaboratively with clients and partners to provide an e-Education Infrastructure that enables institutions to serve 21st-century learners. SCT has more than 1,300 higher education clients worldwide, representing more than 8 million learners. SCT's global headquarters is located in Malvern, Pa., and the Company has several offices around the world. For more information visit www.sct.com.


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                          Indus Announces Plans to Acquire CIS Provider, page 5


ABOUT INDUS INTERNATIONAL

Indus International provides breakthrough value to its clients by delivering ActionPoint Asset Management, a business improvement program which delivers all the information needed by an end user to make the best decision possible at the point where that decision is made. Indus software products, professional services and hosted service offerings improve our clients' profitability by reducing costs, increasing capacity and competitiveness, servicing their customers and billing for services and ensuring regulatory compliance. Indus solutions are used by more than 300,000 end users in more than 40 countries and diverse industries - including manufacturing, utilities, telecommunications, government, education, transportation, facilities and property management, consumer packaged goods and more. For more information, visit our Website at http://www.indus.com.

SAFE HARBOR STATEMENT

This press release contains statements, estimates or projections, that are not historical in nature and that may constitute "forward-looking statements" as defined under U.S. federal securities laws. These statements include, but are not limited to, the timing of, and ability of the parties to consummate, the transaction, the synergies resulting from the acquisition, the benefits of the combined Indus and GEUS solutions, the timing and ability of the Company to consummate the financing and the Company's business strategy. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our present expectations or projections. These risks include, but are not limited to, current market conditions for Indus and GEUS products and services, Indus' ability to achieve growth in its core product offerings and the combined Indus/GEUS offerings, Indus' ability to achieve projected revenues and earnings, market acceptance and the success of Indus' and GEUS products, including the Indus InSite(TM) product, the success of the Company's product development strategy, Indus' competitive position, the ability to enter into new partnership arrangements and to retain existing partnership arrangements, the success of Indus' planned restructuring, uncertainty relating to personnel changes, timely development and introduction of new products, releases and product enhancements, current economic conditions and the timing and extent of a recovery, heightened security and war or terrorist acts in countries of the world that affect the Company's business, the successful integration of the acquisition of GEUS, including the challenges inherent in diverting the Company's management attention and resources from other strategic matters and from operational matters, the successful rationalization of the GEUS business and products, and other risks identified from time-to-time in the Company's SEC filings. Investors are advised to consult the Company's filings with the SEC, including its 2001 Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q for a further discussion of these and other risks. Financial results for any period are not necessarily an indication of the results that may be expected for any future period. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Indus is a trademark of Indus International, Inc. SCT and Banner are registered trademarks, and the SCT logo is a trademark of Systems & Computer Technology Corporation. Other company and product names may be trademarks of the respective companies with which they are associated.

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CONTACTS

INDUS                                          SCT
Media Relations        Investor Relations      Media Relations Investor
Gary Frazier           Jeff Babka              Laura Kvinge    Relations
(770) 989-4188         (800) 650-8444          (801) 257-4158  Eric Haskell
gary.frazier@indus.com jeffrey.babka@indus.com lkvinge@sct.com (610) 578-5175
                                                               ehaskell@sct.com


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